Exhibit 99.1

VYNE Therapeutics Divests Topical Minocycline Assets

Transaction includes cash payments of $25 million and potential milestones of up to $450 million

Sale aligns with VYNE’s strategic plan; proceeds will be used to fund development of Company’s immuno-inflammatory pipeline

BRIDGEWATER, N.J., January 13, 2022 -- VYNE Therapeutics Inc. (Nasdaq: VYNE) (“VYNE” or the “Company”) today announced that it has sold its Molecule Stabilizing Technology (MSTTM) franchise, including AMZEEQ® (minocycline) topical foam, 4%, and ZILXI® (minocycline) topical foam, 1.5%, to Journey Medical Corporation (Nasdaq: DERM) (“Journey”). The sale, which also includes VYNE’s pipeline combination product FCD105, aligns with VYNE’s strategic plan to focus its resources on the development of its pipeline of proprietary, differentiated medicines for immuno-inflammatory conditions, including FMX114, in Phase 1b/2a, and the novel InhiBETTM platform of Bromodomain and Extra-terminal Domain (BET) inhibitors.

Pursuant to the terms of the definitive asset purchase agreement (the “Agreement”), which closed simultaneously with signing, Journey will pay VYNE an upfront payment of $20.0 million and will pay an additional $5.0 million on the one (1)-year anniversary of the closing. VYNE is also eligible to receive sales milestone payments of up to $450.0 million in the aggregate upon the achievement of specified levels of net sales of the products covered by the Agreement. In addition, VYNE is entitled to receive certain payments from any licensing or sublicensing of the assets by Journey outside of the United States.

“This transaction is a key component of our strategy to focus our future efforts and resources on the development of our immuno-inflammatory pipeline assets,” said David Domzalski, CEO of VYNE. “We believe that Journey’s growing dermatology portfolio and extensive commercial expertise provide significant opportunity for the topical minocycline franchise moving forward."

Mr. Domzalski continued, “2022 is poised to be a very important year for VYNE, driven by a pipeline of near-term inflection catalysts from FMX114 and the InhiBETTM platform. We expect to report Phase 1b/2a data from the FMX114 study in atopic dermatitis in the first quarter of 2022. In addition, we expect to file the first IND from the InhiBETTM platform, for VYN201, a topical pan-BD BET inhibitor, and enter the clinic in mid-2022. Further, we intend to select the first clinical candidate from the VYN202, oral BD2-selective BET inhibitor, program for major immuno-inflammatory conditions, in 2022. Cash proceeds from the Journey Agreement will help support VYNE’s operations through the end of this year.”

Further details related to the Agreement, the transaction and related matters will be contained in a Current Report on Form 8-K to be filed by the Company.

Guggenheim Securities, LLC served as financial advisor to VYNE in connection with the transaction.

About VYNE Therapeutics Inc.

VYNE’s mission is to improve the lives of patients by developing proprietary, innovative, and differentiated therapies for the treatment of immuno-inflammatory conditions.

VYNE is working to develop and commercialize a variety of therapies for major immuno-inflammatory conditions and rare skin diseases with high unmet medical need. The Company’s unique and proprietary pipeline includes FMX114 for the potential treatment of mild-to-moderate atopic dermatitis and access to a library of bromodomain & extra-terminal (BET) domain inhibitors in both topical and oral forms for the potential treatment of major immuno-inflammatory conditions and rare skin diseases.

For more information about VYNE Therapeutics Inc. or its investigational products, visit www.vynetherapeutics.com. VYNE may use its website to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor VYNE’s website in addition to following its press releases, filings with the U.S. Securities and Exchange Commission, public conference calls, and webcasts.

Investor Relations:

John Fraunces

LifeSci Advisors, LLC

917-355-2395

jfraunces@lifesciadvisors.com

Tyler Zeronda
VYNE Therapeutics Inc.
908-458-9106
Tyler.Zeronda@VYNEtx.com

Cautionary Statement Regarding Forward-Looking Statements

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the transaction between VYNE and Journey and other statements regarding the future expectations, plans and prospects of VYNE. All statements in this press release which are not historical facts are forward-looking statements. Any forward-looking statements are based on VYNE’s current knowledge and its present beliefs and expectations regarding possible future events and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those set forth or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: Journey’s ability to achieve the levels of the net sales specified in the Agreement and lack of obligations to achieve any such net sales milestones and VYNE’s ability to realize any related milestone payments; the risk that Journey may not license or sublicense any territory outside of the United States and therefore may not owe any additional related payments to VYNE; VYNE’s ability to successfully develop its product candidates; the timing of commencement of future non-clinical studies and clinical trials; VYNE’s ability to successfully progress, complete, and receive favorable results in, clinical trials for its product candidates; VYNE’s ability to select a lead candidate and exercise its exclusive option with respect to an oral BETi candidate pursuant to the terms of the option agreement with In4Derm Limited in the anticipated timeframe or at all; VYNE’s intentions and its ability to obtain additional funding, either through equity or debt financing transactions or collaboration arrangements; disruptions related to COVID-19 or another pandemic, epidemic or outbreak of a contagious disease on the ability of VYNE’s suppliers to manufacture and provide materials for its product candidates; initiating and retaining patients in clinical trials, operating results, liquidity and financial condition; the regulatory approval process for VYNE’s product candidates, including any delay or failure in obtaining requisite approvals; VYNE’s ability to comply with various regulations applicable to its business; VYNE’s ability to create intellectual property and the scope of protection it is able to establish and maintain for intellectual property rights covering its product candidates, including the projected terms of patent protection; risks that any of VYNE’s patents may be held to be narrowed, invalid or unenforceable or one or more of VYNE’s patent applications may not be granted and potential competitors may also seek to design around VYNE’s granted patents or patent applications; VYNE’s ability to attract and retain key scientific or management personnel; VYNE’s expectations regarding licensing, business transactions and strategic operations; VYNE’s future financial performance and liquidity; and volatility in VYNE’s stock price may result in rapid and substantial increases or decreases in the stock price that may or may not be related to the company’s operating performance or prospects. For a discussion of other risks and uncertainties, and other important factors, any of which could cause VYNE’s actual results to differ from those contained in the forward-looking statements, see the section titled “Risk Factors” in VYNE’s Annual Report on Form 10-K for the year ended December 31, 2020, as well as discussions of potential risks, uncertainties, and other important factors in VYNE’s subsequent filings with the U.S. Securities and Exchange Commission. Although VYNE believes these forward-looking statements are reasonable, they speak only as of the date of this announcement and VYNE undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. Given these risks and uncertainties, you should not rely upon forward-looking statements as predictions of future events.

AMZEEQ and ZILXI Important Safety Information
Indications

AMZEEQ® (minocycline) topical foam, 4% is for the treatment of pimples and red bumps (non-nodular inflammatory lesions) that happen with moderate to severe acne in patients 9 years age and older. It is not known if AMZEEQ is safe and effective in children under 9 years of age.

ZILXI® (minocycline) topical foam, 1.5% is for the treatment of adults with pimples and bumps caused by a condition called rosacea. It is not known if ZILXI is safe and effective in children.

AMZEEQ or ZILXI are both topical forms of the antibiotic minocycline and are available by prescription only. AMZEEQ and ZILXI are for use on skin only (topical use). AMZEEQ and ZILXI are not for use in the mouth, eyes or vagina.

AMZEEQ and ZILXI should not be used for the treatment of infections.

Important Safety Information

•	AMZEEQ or ZILXI should not be used in people who are allergic to AMZEEQ, ZILXI, or any tetracycline medicine. Use of AMZEEQ or ZILXI should be stopped right away if a rash or other allergic symptom occurs.
•	AMZEEQ or ZILXI should not be used in women who are pregnant, may become pregnant or are nursing. If a woman becomes pregnant while using AMZEEQ or ZILXI, she should talk to her doctor. Tetracycline medicine when taken by mouth during pregnancy, infancy and/or childhood up to the age of 8 years may permanently discolor teeth (yellow-gray-brown) and may slow the growth of bones.
•	AMZEEQ or ZILXI are flammable and fire, flame, and smoking must be avoided when applying and right after applying AMZEEQ or ZILXI.
•	People should protect their skin from the sun while using AMZEEQ or ZILXI and avoid sunlight or artificial sunlight such as sunlamps or tanning beds. Use of AMZEEQ or ZILXI should be stopped if skin is sunburned.
•	When taken by mouth, minocycline may cause feelings of lightheadedness, dizziness or spinning. People should not drive or operate dangerous machinery if they have these symptoms.

AMZEEQ or ZILXI are both topical foams that contain minocycline, a tetracycline medicine. They are not taken by mouth. However, tetracyclines, when taken by mouth (capsules or tablets), may cause serious side effects, including: diarrhea which may be caused by an infection and cause watery or bloody stools; loss of appetite; tiredness; yellowing of the skin or eyes (jaundice); bleeding more easily than normal; confusion; sleepiness; vision changes, including blurred vision, double vision, or permanent vision loss; unusual headaches; fever; rash; joint pain; body weakness; discoloration or darkening of the skin, scars, teeth, or gums. People should call their doctor right away if these side effects occur.

The most common side effect of AMZEEQ is headache. The most common side effect of ZILXI is diarrhea.

These are not all of the possible side effects for AMZEEQ or ZILXI. People should contact their doctor for medical advice about side effects and be sure to tell their doctor about all of their medical conditions and medicines they take before using AMZEEQ or ZILXI.

People are encouraged to report negative side effects of prescription drugs to the FDA. Visit www.fda.gov/medwatch or call 1-800-FDA-1088.

Please see full Prescribing Information for AMZEEQ and ZILXI.

AMZEEQ and ZILXI are registered trademarks owned by Journey Medical Corporation.